CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Trigger Jump Securities due 2022	$565,000	$68.48

October 2018

Pricing Supplement No. 1,105

Registration Statement Nos. 333-221595; 333-221595-01

Dated October 17, 2018

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.  The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document.  If the closing level of each underlying has remained greater than or equal to 60% of its respective initial level, which we refer to as the respective downside threshold value, on each index business day and each trading day during the term of the securities, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $100 per security. However, if the closing level of any underlying is less than its respective downside threshold value on any index business day or trading day during the term of the securities, a trigger event will have occurred and, at maturity, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final level of the worst performing underlying from its initial level.  Accordingly, you could lose your entire initial investment in the securities.  Because the payment at maturity on the securities is based on the worst performing of the underlyings, a decline in the closing level of any underlying below 60% of its respective initial level on any index business day or trading day during the term of the securities will result in a trigger event occurring, which may result in a significant loss on your investment, even if the other underlyings have appreciated or have not declined as much.  Under no circumstances will investors participate in any appreciation of any underlying.  The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income and returns above the fixed upside payment in exchange for the upside payment feature that applies only if the closing level of each underlying is greater than or equal to its respective downside threshold value on each index business day and each trading day during the term of the securities.  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	October 17, 2018
Original issue date:	October 22, 2018 (3 business days after the pricing date)
Maturity date:	November 13, 2019
Aggregate principal amount:	$565,000
Interest:	None
Underlyings:	The EURO STOXX Banks® Index (the “SX7E Index”), the Market Vectors Gold Miners ETF (the “GDX Shares”) and the iShares® MSCI Emerging Markets ETF (the “EEM Shares”)
Trigger event:	A trigger event occurs if, on any index business day (with respect to the SX7E Index) or trading day (with respect to the GDX Shares or the EEM Shares) from but excluding the pricing date to and including the valuation date, the closing level of any underlying is less than its respective downside threshold value. If a trigger event occurs on any index business day or trading day during the term of the securities, you will be exposed to the downside performance of the worst performing underlying at maturity.

Payment at maturity:

If a trigger event HAS NOT occurred on any index business day (with respect to the SX7E Index) or trading day (with respect to the GDX Shares or the EEM Shares) during the term of the securities up to and including the valuation date:

$1,000 + the upside payment

If a trigger event HAS occurred on any index business day (with respect to the SX7E Index) or trading day (with respect to the GDX Shares or the EEM Shares) during the term of the securities up to and including the valuation date:

$1,000 × performance factor of the worst performing underlying, subject to a maximum payment at maturity of $1,000

If a trigger event occurs and the final level of any underlying is less than its initial level, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of any underlying.

Upside payment:	$100 per security (10% of the stated principal amount)
Performance factor:	With respect to each underlying, final level / initial level
Worst performing underlying:	The underlying that has declined the most, meaning that it has the lowest performance factor
Initial level:

With respect to the SX7E Index, 102.33, which is the closing level of such underlying on the pricing date

With respect to the GDX Shares, $19.91, which is the closing level of such underlying on the pricing date

With respect to the EEM Shares, $40.36, which is the closing level of such underlying on the pricing date

Downside threshold value:

With respect to the SX7E Index, 61.398, which is 60% of the initial level for such underlying

With respect to the GDX Shares, $11.946, which is 60% of the initial level for such underlying

With respect to the EEM Shares, $24.216, which is 60% of the initial level for such underlying

Final level:	With respect to each underlying, the respective closing level of such underlying on the valuation date
Closing level:

With respect to the SX7E Index, on any index business day, the index closing value of such underlying on such day.

With respect to each of the GDX Shares and EEM Shares, on any trading day, the closing price of one share of such underlying on such day times the adjustment factor for such underlying on such day

Valuation date:	November 7, 2019, subject to postponement for non-index business days and non-trading days, as applicable and certain market disruption events
Adjustment factor:	With respect to each of the GDX Shares and the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying.
CUSIP / ISIN:	61768DHZ1 / US61768DHZ15
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.80 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$10.50	$989.50
Total	$565,000	$5,932.50	$559,067.50
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $10.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(2)	See “Use of proceeds and hedging” on page 23.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2017	Index Supplement dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlyings that provides a fixed return of 10% if the closing level of each underlying has remained greater than or equal to its respective downside threshold value on each index business day and each trading day during the term of the securities;

▪	To potentially outperform the worst performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF in a moderately bearish scenario, but only if a trigger event does not occur;

▪	To obtain limited protection against the loss of principal in the event of a decline of the underlyings, but only if the closing level of each underlying is greater than or equal to its respective downside threshold value on each index business day and each trading day during the term of the securities.

If the closing level of any underlying is less than its downside threshold value on any index business day or trading day during the term of the securities, a trigger event will have occurred and, if the final level of any underlying is less than its respective initial level, the securities are exposed on a 1-to-1 basis to the percentage decline of the final level of the worst performing underlying from its respective initial level. Accordingly, investors may lose their entire initial investment in the securities.  Under no circumstances will investors participate in any appreciation of any underlying.

Maturity:	Approximately 55 weeks
Upside payment:	$100 per security (10% of the stated principal amount), payable only if the final level of each underlying is greater than or equal to its respective downside threshold value on each index business day and each trading day during the term of the securities.
Downside threshold value:	For each underlying, 60% of the respective initial level
Interest:	None

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $962.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

October 2018	Page 2

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2018	Page 3

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF. If the closing level of each underlying is greater than or equal to its respective downside threshold value on each index business day and each trading day during the term of the securities, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $100 per security. However, if the closing level of any underlying is less than its respective downside threshold value on any index business day or trading day during the term of the securities, a trigger event will have occurred and the payment due at maturity could be significantly less than the stated principal amount and could be zero. You will under no circumstances participate in the appreciation of any underlying.

Trigger Event	A trigger event occurs if, on any index business day or trading day from but excluding the pricing date to and including the valuation date, the closing level of any underlying is less than its respective downside threshold value. If a trigger event occurs on any index business day or trading day during the term of the securities, you will be exposed to the downside performance of the worst performing underlying at maturity.
Upside Scenario – A Trigger Event Does Not Occur	If the closing level of each underlying is greater than or equal to its respective downside threshold value on each index business day and each trading day during the term of the securities, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $100. You will not participate in any appreciation of any underlying.
Downside Scenario – A Trigger Event Occurs and the Final Level of Any Underlying is Less Than its Respective Initial Level

If a trigger event has occurred (meaning that the closing level of any underlying is less than its respective downside threshold value on any index business day or trading day during the term of the securities) and the final level of any underlying is less than its respective initial level, you will lose 1% for every 1% decline in the value of the worst performing underlying from its initial level, without any buffer (e.g., a 50% depreciation in the worst performing underlying from the respective initial level to the respective final level will result in a payment at maturity of $500 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in the closing level of any underlying below its respective downside threshold value on any index business day or trading day during the term of the securities will result in a trigger event occurring, which may result in a loss of a significant portion or all of your investment, even if the other underlyings have appreciated or have not declined as much.

October 2018	Page 4

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only.  The payment at maturity on the securities is subject to our credit risk.  The below examples are based on the following terms. The actual initial levels and downside threshold values are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Level:	With respect to the SX7E Index: 100 With respect to the GDX Shares: $20 With respect to the EEM Shares: $40
Hypothetical Downside Threshold Value:

With respect to the SX7E Index: 60, which is 60% of its hypothetical initial level

With respect to the GDX Shares: $12, which is 60% of its hypothetical initial level

With respect to the EEM Shares: $24, which is 60% of its hypothetical initial level

Upside Payment:	$100 (10% of the stated principal amount)
Interest:	None

EXAMPLE 1: A trigger event HAS NOT occurred and the level of the worst performing underlying increases by 75% from its initial level to its final level.

Final level		SX7E Index: 200
GDX Shares: $35 EEM Shares: $84
Performance factor		SX7E Index: 200 / 100 = 200% GDX Shares: $35 / $20 = 175% EEM Shares: $84 / $40 = 210%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $100
	=	$1,100

In example 1, the final level of each underlying is at or above its respective downside threshold value on each index business day and each trading day during the term of the securities. Therefore, a trigger event has not occurred and investors receive at maturity the stated principal amount plus the upside payment of $100.  Investors receive $1,100 per security at maturity and do not participate in the appreciation of any underlying.  Although each underlying has appreciated substantially, the return on the securities is limited to the stated principal amount plus the fixed upside payment of $100.

EXAMPLE 2: A trigger event HAS occurred and the level of the worst performing underlying decreases by 80% from its initial level to its final level.

Final level	SX7E Index: 20
GDX Shares: $8 EEM Shares: $14
Performance factor	SX7E Index: 20 / 100 = 20% GDX Shares: $8 / $20 = 40% EEM Shares: $14 / $40 = 35%

October 2018	Page 5

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

Payment at maturity	=	$1,000 × performance factor of the worst performing underlying
	=	$1,000 × 20%
	=	$200

In example 2, because the closing level of at least one underlying was less than its respective downside threshold value on one or more index business days or trading days during the term of the securities, a trigger event has occurred.  Therefore, investors lose the benefit of the upside payment and instead are exposed to the full negative performance of the SX7E Index, which is the worst performing underlying in this example.  Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying from its initial level. In this example, investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

EXAMPLE 3: A trigger event HAS occurred and the level of the worst performing underlying increases by 20% from its initial level to its final level.

Final level		SX7E Index: 200
		GDX Shares: $24 EEM Shares: $84
Performance factor		SX7E Index: 200 / 100 = 200% GDX Shares: $24 / $20 = 120% EEM Shares: $84 / $40 = 210%
Payment at maturity	=	$1,000

In example 3, because the closing level of at least one underlying was less than its respective downside threshold value on one or more index business days or trading days during the term of the securities, a trigger event has occurred. Therefore, investors lose the benefit of the upside payment and instead receive a return reflecting the performance of the worst performing underlying, subject to a maximum payment at maturity of $1,000.  Although each underlying has appreciated substantially, the payment at maturity on the securities is limited to the stated principal amount, without any positive return, because a trigger event has occurred.

If a trigger event occurs on any index business day or trading day during the term of the securities, investors will have full downside exposure to the worst performing underlying at maturity. Under these circumstances, if the final level of any underlying is less than its respective initial level, investors will lose some or all of their investment in the securities.

October 2018	Page 6

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus.  You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. If the closing level of any underlying is less than its respective downside threshold value on any index business day or trading day during the term of the securities, a trigger event will have occurred and investors will have full downside exposure to the worst performing underlying at maturity. Under these circumstances, you will lose the benefit of the upside payment and, if the final level of any underlying is less than its respective initial level, you will receive at maturity an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final level of the worst performing underlying from its initial level over the term of the securities. Under these circumstances, you will lose a portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If the closing level of any underlying declines to below 60% of its respective initial level on any index business day or trading day during the term of the securities, a trigger event will have occurred and you will be fully exposed to the negative performance of the worst performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying. Additionally, if a trigger event occurs, the underlying that caused the trigger event to occur may be different than the underlying that is ultimately the worst performing underlying based on which the payment at maturity will be determined.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its respective downside threshold value on any index business day or trading day than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

▪	Appreciation potential is fixed and limited. Where a trigger event has not occurred on any index business day or trading day during the term of the securities, the appreciation potential of the securities is limited to the fixed upside payment of $100 per security (10% of the stated principal amount), even if all three underlyings have appreciated substantially. Moreover, if a trigger event occurs, the payment at maturity will be limited to a maximum of $1,000 per security, without any participation in any appreciation of any underlying. Therefore, under no circumstances will you participate in any appreciation of any underlying.

▪	The final levels will not be based on the levels of the underlyings at any time other than the valuation date. The final levels will be the closing levels on the valuation date, subject to postponement for non-index business days, non-trading days and certain market disruption events. If a trigger event occurs, even if the level of the worst performing underlying appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the level of the worst performing underlying prior to such drop. Although the actual level of the worst performing underlying on the stated maturity date or at other times during the term of the securities may be higher than its respective final level, the final levels will be based solely on the closing levels on the valuation date.

October 2018	Page 7

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

o	whether a trigger event has occurred,

o	the values of the underlyings at any time (including in relation to their initial levels and downside threshold values),

o	the volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the SX7E Index, the NYSE Arca Gold Miners Index and the MSCI Emerging Markets IndexSM,

o	dividend rates on the securities underlying the SX7E Index, the NYSE Arca Gold Miners Index and the MSCI Emerging Markets IndexSM,

o	interest and yield rates in the market,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the levels of the underlyings,

o	the time remaining until the maturity of the securities,

o	the composition of the underlyings and changes in the constituent stocks of the SX7E Index, the NYSE Arca Gold Miners Index and the MSCI Emerging Markets IndexSM,

o	the occurrence of certain events affecting the GDX Shares and the EEM Shares that may or may not require an adjustment to an adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity.  In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any underlying is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlyings based on their historical performance.  If the closing level of any underlying is less than 60% of its respective initial level on any index business day or trading day during the term of the securities, a trigger event will have occurred and you will be exposed on a 1-to-1 basis to the full decline in the final level of the worst performing underlying from its respective initial level.  There can be no assurance that the closing level of each underlying will be greater than or equal to its respective downside threshold value on each index business day and each trading day so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or all of your investment.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to

October 2018	Page 8

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

pay all amounts due on the securities at maturity and therefore you are subject to our credit risk.  If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness.  Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

▪	There are risks associated with investments in securities, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities. The SX7E Index is linked to the value of foreign equity securities. The EEM Shares track the performance of the MSCI Emerging Markets IndexSM, which is linked

October 2018	Page 9

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Principal at Risk Securities

to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

▪	The prices of the GDX Shares and the EEM Shares are subject to currency exchange risk. Because the prices of the GDX Shares and the EEM Shares are related to the U.S. dollar value of stocks underlying the NYSE Arca Gold Miners Index and the MSCI Emerging Markets IndexSM (the “share underlying indices”), respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets IndexSM or the NYSE Arca Gold Miners Index, the level of the relevant underlying will be adversely affected and the payment at maturity on the securities may be reduced.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SX7E Index, the NYSE Arca Gold Miners Index or the MSCI Emerging Markets IndexSM. Investing in the securities is not equivalent to investing in any of the underlyings or the stocks that constitute the SX7E Index, the NYSE Arca Gold Miners Index or the MSCI Emerging Markets IndexSM. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the SX7E Index, the NYSE Arca Gold Miners Index or the MSCI Emerging Markets IndexSM.

▪	Adjustments to the SX7E Index could adversely affect the value of the securities. The publisher of the SX7E Index can add, delete or substitute the stocks underlying the SX7E Index, and can make other methodological changes for certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the SX7E Index. Any of these actions could adversely affect the value of the securities. The publisher of the SX7E Index may also discontinue or suspend calculation or publication of the SX7E Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued SX7E Index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities

October 2018	Page 10

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at maturity will be based on the closing prices on the relevant date of the stocks underlying the SX7E Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SX7E Index last in effect prior to the discontinuance of the SX7E Index (depending also on the performance of the other underlyings).

▪	Adjustments to the GDX Shares or the EEM Shares or the indices tracked by such underlyings could adversely affect the value of the securities. The investment advisor to each of the GDX Shares and the EEM Shares, (Van Eck Associates Corporation for the GDX Shares and BlackRock Fund Advisors for the EEM Shares), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying. Any of these actions could adversely affect the price of the respective underlying and, consequently, the value of the securities. The publisher of the NYSE Arca Gold Miners Index and the MSCI Emerging Markets IndexSM is responsible for calculating and maintaining the share underlying indices. It may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlyings and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the GDX Shares or the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of the GDX Shares or the EEM Shares. The GDX Shares and the EEM Shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of the GDX Shares and the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of the GDX Shares or the EEM Shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the GDX Shares or the EEM Shares may impact the variance between the performance of the GDX Shares or the EEM Shares and its respective share underlying index. Finally, because the shares of the GDX Shares and the EEM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the GDX Shares or the EEM Shares may differ from the net asset value per share of the GDX Shares or the EEM Shares, respectively.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the GDX Shares or the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the GDX Shares or the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the GDX Shares or the EEM Shares, and their ability to create and redeem shares of the GDX Shares or the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the GDX Shares or the EEM Shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of the GDX Shares or the EEM Shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of the GDX Shares or the EEM Shares.  Any of these events could materially and adversely affect the prices of each of the GDX Shares or the EEM Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on a relevant date of calculation, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the GDX Shares or the EEM Shares on the relevant date of calculation, even if the GDX Shares or the EEM Shares is underperforming its

October 2018	Page 11

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Principal at Risk Securities

respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of the GDX Shares or the EEM Shares, respectively.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that can affect any of the GDX Shares and the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for the EFA Shares or the EEM Shares for certain events affecting such underlying, such as stock splits and stock dividends. However, the calculation agent will not make an adjustment for every event or every distribution that could affect the GDX Shares and the EEM Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial levels and the downside threshold values, and will determine whether a trigger event has occurred, the final levels and the performance factors, if applicable, and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing value or closing price, as applicable, in the event of a market disruption event or discontinuance of the SX7E Index, the NYSE Arca Gold Miners Index or the MSCI Emerging Markets IndexSM. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings, the NYSE Arca Gold Miners Index, the MSCI Emerging Markets IndexSM or their component stocks), including trading in the GDX Shares and EEM Shares, the stocks that constitute the SX7E Index, the NYSE Arca Gold Miners Index or the MSCI Emerging Markets IndexSM as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial level of an underlying, and, therefore, could have increased the value at or above which such underlying must close on each index business day and each trading day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of any underlying, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States

October 2018	Page 12

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Principal at Risk Securities

Federal Taxation—FATCA” in the accompanying product supplement for Jump Securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2018	Page 13

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Principal at Risk Securities

EURO STOXX Banks® Index Overview

The EURO STOXX Banks® Index is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index and includes companies in the banks supersector, which tracks companies engaged in a broad range of financial services, including retail banking, loans and money transmissions. The EURO STOXX Banks® Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”  For additional information about the EURO STOXX Banks® Index, see the information set forth in “Annex A—The EURO STOXX Banks® Index” below.

Information as of market close on October 17, 2018:

Bloomberg Ticker Symbol:	SX7E
Current Index Value:	102.33
52 Weeks Ago:	133.81
52 Week High (on 1/29/2018):	143.05
52 Week Low (on 10/12/2018):	101.84

The following graph sets forth the daily closing values of the SX7E Index for the period from January 1, 2013 through October 17, 2018.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX7E Index for each quarter in the same period.  The closing value of the SX7E Index on October 17, 2018 was 102.33.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The SX7E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX7E Index as an indication of future performance.

SX7E Index Daily Closing Values January 1, 2013 to October 17, 2018

October 2018	Page 14

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EURO STOXX Banks® Index	High	Low	Period End
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter	154.60	135.67	149.21
Fourth Quarter	149.39	129.86	134.51
2015
First Quarter	158.53	124.29	157.65
Second Quarter	161.70	148.38	149.91
Third Quarter	161.45	128.04	131.34
Fourth Quarter	141.12	123.03	127.87
2016
First Quarter	125.04	89.65	101.38
Second Quarter	111.28	79.03	83.25
Third Quarter	99.11	78.37	92.54
Fourth Quarter	120.34	91.84	117.67
2017
First Quarter	127.52	111.98	127.52
Second Quarter	139.87	118.94	131.16
Third Quarter	139.91	127.83	138.38
Fourth Quarter	137.82	129.98	130.48
2018
First Quarter	143.05	123.72	125.69
Second Quarter	131.97	109.41	110.45
Third Quarter	116.73	104.16	106.55
Fourth Quarter (through October 17, 2018)	106.08	101.84	102.33

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited.  For additional information about the EURO STOXX Banks® Index, see the information set forth in “Annex A—The EURO STOXX Banks® Index” below.

October 2018	Page 15

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Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

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Additional Information About the Securities

Market Vectors Gold Miners ETF Overview

The Market Vectors Gold Miners ETF is an exchange-traded fund managed by Van Eck Associates Corporation (“Van Eck”), a registered investment company, that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by Van Eck pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck Vectors Oil ServicesTM ETF is accurate or complete.

Information as of market close on October 17, 2018:

Bloomberg Ticker Symbol:	GDX UP
Current Price:	$19.91
52 Weeks Ago:	$23.42
52 Week High (on 1/24/2018):	$24.60
52 Week Low (on 9/11/2018):	$17.57

The following graph sets forth the daily closing prices of the GDX Shares for the period from January 1, 2013 through October 17, 2018.  The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the GDX Shares for each quarter in the same period.  The closing price of the GDX Shares on October 17, 2018 was $19.91.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The GDX Shares have at times experienced periods of high volatility, and you should not take the historical values of the GDX Shares as an indication of future performance.

GDX Shares Daily Closing Prices January 1, 2013 to October 17, 2018

October 2018	Page 16

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Market Vectors Gold Miners ETF (CUSIP: 5706U100)	High ($)	Low ($)	Period End ($)
2013
First Quarter	47.09	35.91	37.85
Second Quarter	37.45	22.22	24.41
Third Quarter	30.43	22.90	25.06
Fourth Quarter	26.52	20.39	21.12
2014
First Quarter	27.73	21.27	23.60
Second Quarter	26.45	22.04	26.45
Third Quarter	27.46	21.35	21.35
Fourth Quarter	21.94	16.59	18.38
2015
First Quarter	22.94	17.67	18.24
Second Quarter	20.82	17.76	17.76
Third Quarter	17.85	13.04	13.74
Fourth Quarter	16.90	13.08	13.72
2016
First Quarter	20.86	12.47	19.98
Second Quarter	27.70	19.53	27.70
Third Quarter	31.32	25.45	26.43
Fourth Quarter	25.96	18.99	20.92
2017
First Quarter	25.57	21.14	22.81
Second Quarter	24.57	21.10	22.08
Third Quarter	25.49	21.21	22.96
Fourth Quarter	23.84	21.42	23.24
2018
First Quarter	24.60	21.27	21.98
Second Quarter	23.06	21.81	22.31
Third Quarter	22.68	17.57	18.52
Fourth Quarter (through October 17, 2018)	20.06	18.39	19.91

This document relates only to the securities referenced hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding Van Eck from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Van Eck. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Van Eck is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Van Eck could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with Van Eck. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Van Eck, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may

October 2018	Page 17

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publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of Van Eck as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, American depositary receipts or global depositary receipts of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

October 2018	Page 18

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iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on October 17, 2018:

Bloomberg Ticker Symbol:	EEM UP
Current Price:	$40.36
52 Weeks Ago:	$46.39
52 Week High (on 1/26/2018):	$52.08
52 Week Low (on 10/11/2018):	$39.14

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2013 through October 17, 2018.  The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EEM Shares for each quarter in the same period.  The closing price of the EEM Shares on October 17, 2018 was $40.36.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The EEM Shares have at times experienced periods of high volatility, and you should not take the historical values of the EEM Shares as an indication of future performance.

EEM Shares Daily Closing Prices January 1, 2013 to October 17, 2018

October 2018	Page 19

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF	High ($)	Low ($)	Period End ($)
2013
First Quarter	45.20	41.80	42.78
Second Quarter	44.23	36.63	38.57
Third Quarter	43.29	37.34	40.77
Fourth Quarter	43.66	40.44	41.77
2014
First Quarter	40.99	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter	39.78	31.32	32.78
Fourth Quarter	36.29	31.55	32.19
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter	41.93	38.81	41.39
Third Quarter	45.85	41.05	44.81
Fourth Quarter	47.81	44.82	47.12
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter	45.03	41.14	42.92
Fourth Quarter (through October 17, 2018)	42.93	39.14	40.36

This document relates only to the securities referenced hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the

October 2018	Page 20

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

October 2018	Page 21

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Share underlying indices:	With respect to the GDX Shares, the NYSE Arca Gold Miners Index With respect to the EEM Shares, the MSCI Emerging Markets IndexSM
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:
▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪

Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk

October 2018	Page 22

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

& Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described on page 2 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers.  We expect our hedging counterparties to have taken positions in the GDX Shares and EEM Shares, in stocks constituting the SX7E Index, the Market Vectors Gold Miners ETF or the MSCI Emerging Markets IndexSM, stocks of the underlyings and in futures and options contracts on the underlyings and any component stocks of the underlyings listed on major securities markets.  Such purchase activity could have increased the initial level of any underlying, and, therefore, could have increased the level at or above which such underlying must close on each index business day and each trading day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings).  In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the GDX Shares and EEM Shares, the stocks constituting the SX7E Index, the Market Vectors Gold Miners ETF or the MSCI Emerging Markets IndexSM, futures or options contracts on the underlyings or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches.  We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlyings).  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by

October 2018	Page 23

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of	Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from

October 2018	Page 24

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

distribution; conflicts of interest:

the agent a fixed sales commission of $10.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

October 2018	Page 25

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

Annex A—The EURO STOXX Banks® Index

The EURO STOXX Banks® Index (the “Index”) is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index and includes companies in the banks supersector, which tracks companies engaged in a broad range of financial services, including retail banking, loans and money transmissions.  The Index is a price return index denominated in euro, calculated, maintained and published by STOXX Limited.

The Index was created by STOXX Limited, a joint venture between Deutsche Börse AG and SIX Group AG.  Publication of the Index began on June 15, 1998, based on an initial index value of 100 at December 31, 1991. The Index is disseminated on the STOXX Limited website, which sets forth, among other things, the country, industrial sector and weight of each component included in the Index and updates these weightings at the end of each quarter.  Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.

On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the Index.

Composition of the Index

The Index is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index. The STOXX® Europe 600 Index contains the 600 largest European stocks by free float market capitalization.  The Index contains the companies of the Eurozone subset of the STOXX® Europe 600 Index that fall within the banks supersector, determined by reference to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE International Limited.

The composition of the Index is reviewed quarterly, together with the STOXX® Europe 600 Index, based on the closing stock data on the last trading day of the month following the last quarterly index review.  The component stocks are announced on the fourth Tuesday of the month immediately prior to the review implementation month.  Changes to the component stocks are implemented on the third Friday in each of March, June, September and December and are effective the following trading day.

Corporate actions (including mergers and takeovers, spin-offs, sector changes, delistings and bankruptcy) that affect the STOXX® Europe 600 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Computation of the Index

The Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index value of the Index at any time can be expressed as follows:

Index value	=	free float market capitalization of the Index divisor

The “free float market capitalization of the Index” is equal to the sum of the products of the price, number of shares and free float factor for each component stock as of the time the Index is being calculated.  The free float factor reduces the number of shares outstanding to the actual amount available on the market.  All fractions of the total number of shares that are larger than 5% and whose holding is of a long-term nature are excluded from the index calculation.  The free float factor typically excludes cross-ownership (stock owned either by the company itself or other companies), government ownership, private ownership, and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction.  Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

The free float factors and outstanding number of shares used to calculate the Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Extraordinary adjustments may occur from certain corporate actions, depending on the magnitude of the change.

The Index is also subject to a divisor, which is adjusted to maintain the continuity of index values despite changes due to corporate actions.  All corporate actions and dividends are implemented at the effective date (ex-date); i.e., with corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-date.

October 2018	Page 26

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).  If the new shares have a dividend disadvantage —i.e., the new shares have a different dividend from that paid on the old shares — the price for these new shares will be adjusted according to the gross dividend amount.  The divisor may increase, decrease or be held constant.

DIVISOR:	Decrease	A) Special Cash dividend adjusted price = closing price − announced dividend * (1 − withholding tax if applicable)
DIVISOR:	Constant	B) Split and Reverse Split adjusted price = closing price * A / B new number of shares = old number of shares * B / A
DIVISOR:	Increase	C) Rights Offering
If the subscription price is not available or equal to or greater than the closing price on the day before the effective date, then no adjustment is made.
In case the share increase is larger or equal to 100% (B / A ≥ 1) the adjustment of the shares and weightfactors are delayed until the new shares are listed.
adjusted price = (closing price * A + subscription price * B) / (A + B)
new number of shares = old number of shares * (A + B) / A
DIVISOR:	Constant	D) Stock Dividend adjusted price = closing price * A / (A + B) new number of shares = old number of shares * (A + B) / A
	Decrease	E) Stock Dividend (from treasury stock) If treated as regular cash dividend, not adjusted. If treated as extraordinary dividend: adjusted price = closing price – closing price * B / (A + B)
DIVISOR:	Decrease	F) Stock Dividend of a Different Company Security adjusted price = (closing price * A − price of the different company security * B) / A
DIVISOR:	Decrease	G) Return of Capital and Share Consolidation adjusted price = (closing price − capital return announced by company * (1 − withholding tax)) * A / B new number of shares = old number of shares * B / A
DIVISOR:	Decrease	H) Repurchase Shares-Self-Tender
adjusted price = ((price before tender * old number of shares) − (tender price * number of tendered shares)) / (old number of shares − number of tendered shares)
new number of shares = old number of shares − number of tendered shares
DIVISOR:	Decrease	I) Spinoff adjusted price = (closing price * A − price of spun-off shares * B) / A
DIVISOR:		J) Combination Stock Distribution (Dividend or Split) and Rights Offering Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held:
Increase	● If rights are applicable after stock distribution (one action applicable to other)
adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
new number of shares = old number of shares * [(A + B) * (1 + C / A)] / A
Increase	● If stock distribution is applicable after rights (one action applicable to other)
adjusted price = [closing price * A + subscription price * C] / [(A + C) * (1 + B / A)]
new number of shares = old number of shares * [(A + C) * (1 + B / A)]
DIVISOR:	Increase	● Stock distribution and rights (neither action is applicable to the other)
adjusted price = [closing price * A + subscription price * C] / [A + B + C]
new number of shares = old number of shares * [A + B + C] / A
K) Addition/Deletion of a Company No price adjustments are made. The net change in market capitalization determines the divisor adjustment.
L) Free float and Share Changes No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

The securities are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  The EURO STOXX® Banks Index is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the securities.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the the EURO STOXX® Banks Index.  STOXX Limited is not responsible for and has not participated in the determination of

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities With Daily Trigger Monitoring Based on the Value of the Worst Performing of the EURO STOXX Banks® Index, the Market Vectors Gold Miners ETF and the iShares® MSCI Emerging Markets ETF due November 13, 2019

Principal at Risk Securities

the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE EURO STOXX® BANKS INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE EURO STOXX® BANKS INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE EURO STOXX® BANKS INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

“EURO STOXX® Banks Index” and “STOXX®” are registered trademarks of STOXX Limited.  The securities are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the securities.

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